UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2014

DDR Corp.

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 755-5500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 13, 2014, DDR Corp. (the “Company”) held its annual meeting of shareholders. The matters presented to shareholders for vote and the final voting results on such matters were as follows:

1.	Eleven directors, each to serve until the next annual meeting of shareholders and until a successor has been duly elected and qualified, were elected by the following vote:

	For	Against	Abstain	Broker Non-Votes
Terrance R. Ahern	326,557,748	967,944	100,571	11,014,182
James C. Boland	325,897,214	1,627,386	101,663	11,014,182
Thomas Finne	326,658,889	863,230	104,144	11,014,182
Robert H. Gidel	325,372,889	2,151,834	101,540	11,014,182
Daniel B. Hurwitz	326,353,751	1,168,048	104,464	11,014,182
Volker Kraft	326,684,131	836,509	105,623	11,014,182
Rebecca L. Maccardini	327,057,733	466,699	101,831	11,014,182
Victor B. MacFarlane	325,260,871	2,262,363	103,029	11,014,182
Craig Macnab	326,121,750	1,403,257	101,256	11,014,182
Scott D. Roulston	327,018,398	504,969	102,896	11,014,182
Barry A. Sholem	325,267,563	2,257,563	101,137	11,014,182

2.	The shareholder advisory vote regarding the compensation of the Company’s named executive officers was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
299,665,975	26,777,088	1,183,200	11,014,182

3.	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014 was approved by the following vote:

For	Against	Abstain	Uncast
337,728,969	703,899	206,846	731

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.

Date: May 14, 2014	By:	/s/ David E. Weiss
	Name:	David E. Weiss
	Title:	Executive Vice President and General Counsel